                                                                   EXHIBIT 12.01


                        MBIA Inc. and Subsidiaries(1)
             Computation of the Ratio of Earnings to Fixed Charges
                        (in thousands except for ratios)

   The information appearing below presents historical consolidated financial results for the Company.


                                                                                                                THREE MONTHS
                                                         YEAR ENDED DECEMBER 31,                              ENDED MARCH 31,
                                 -----------------------------------------------------------------------    --------------------
                                     1993           1994           1995           1996         1997           1998       1997
                                 -----------------------------------------------------------------------    --------------------
EARNINGS
  Operating income before taxes       $338,739       $348,292       $370,724      $442,521    $517,807       $128,246   $122,745
  Interest Expense                      28,103         28,362         29,642        34,665      38,653         10,420      8,858
  Portion of Rentals deemed to
   be interest                             688            791            799           817       1,092            235        263
                                 -----------------------------------------------------------------------    --------------------
  EARNINGS                            $367,530       $377,445       $401,165      $478,003    $557,552       $138,901   $131,866
                                 =======================================================================    ====================
FIXED CHARGES
  Interest Expense                    $ 28,103       $ 28,362       $ 29,642      $ 34,665    $ 38,653       $ 10,420   $  8,858
  Portion of Rentals deemed to
   be interest                             688            791            799           817       1,092            235        263
                                 -----------------------------------------------------------------------    --------------------
  FIXED CHARGES                       $ 28,791       $ 29,153       $ 30,441      $ 35,482    $ 39,745       $ 10,655   $  9,121
                                 =======================================================================    ====================
  RATIO OF EARNINGS TO FIXED
   CHARGES                                12.8           12.9           13.2          13.5        14.0           13.0       14.5
                                 =======================================================================    ====================

(1) = Includes Merged Company Results (MBIA Inc. & CapMAC Holdings Inc.)